Exhibit 10.10

外协加工协议

产品外包代工代料
合作协议书
Product Outsourcing Cooperation agreement

协议编号：WH20120228001
Agreement NO.: WH20120228001

甲  方：深圳市网合科技股份有限公司
Party A: Shenzhen Wonher Technology Co., Ltd
地  址：深圳科技园松坪山路1号源兴科技大厦南座10楼
Address:	Rm1001,10thFL, Resource Hi-Tech Builing South Tower No.1 Songpingshan Road, North Central Avenue North High-Tech Zone, Nanshan District Shenzhen
联系人：廖林
Contact person: Lin Liao
电 话：0755-86510262
Phone: 0755-86510262

乙  方：深圳市特辉龙电子产品研发中心
Party B: Shenzhen Tehuilong Electronic R&D center
地  址: 深圳市龙岗区龙城街道中心城长江花园A栋319号
Address:	NO. 319, Building A, Yang tze Garden, Central City, Longcheng Street, Longgang District Shenzhen.
联系人：周跃辉
Contact person: Yuehui Zhou
电  话：0755-82565846
Phone: 0755-82565846

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甲乙双方本着互惠互利、友好合作的原则，就甲方三网融合终端产品的代工代料事宜进行合作。经充分协商一致，双方同意按本协议规定条款进行合作并签订本协议书。
Under the principle of mutual benefit and friendly negotiation, Party A commissions the producing of the terminals of tri-networks integration to Party B. Both parties agree to cooperate in comply with the terms and conditions as set forth below:

1.0	合作方式
1.0	Ways of cooperation

1.1	甲方委托乙方生产加工三网融合终端产品（HMC660）并代购全部物料。甲方作为订单发放者，并提供相应生产加工资料和技术支持。
1.1
Party A entrusts Party B to manufacture terminal products of tri-networks integration (HMC660) and purchase all materials. Party A acts as the order placer, and provides technical support related with product manufacturing.

1.2	乙方提供甲方产品的物料采购和从SMT贴片、组装测试到包装的整个生产加工服务, 甲方支付乙方相应的代购材料费和生产加工费。
1.2
Party B provides the procurement of materials and the whole production and processing service from SMT placement, integration testing and packaging. And Party A pays Party B for materials purchasing and production and processing.

1.3	双方合作期限自本协议签订之日起至2012年12月31日止，甲方于本期间内将委托乙方生产加工50000 PCS三网融合终端产品（HMC660），单价为1500元/PCS（价格明细见附件），共计费用人民币柒仟伍佰万元整（RMB75,000,000.00）。
1.3
The term of this agreement is executed upon signing and will expire at December 31, 2012. During  the effective period, Party A entrusts Party B to manufacture 50000PCS terminal products of tri-networks integration（HMC660），with unit price of 1500RMB per PCS (refer price details to attachment) ,which totals 75,000,000.00RMB.

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2.0	订单程序
2.0	Ordering procedure

2.1	订单数量：2012年3月，甲方预订7000 PCS三网融合终端产品（HMC660），乙方于2012年3月25日前进行产品交付；其他月份的订单数量以甲方外包通知的订单为依据，最小起定量为1000PCS，(试样、试产及甲、乙双方确认的特殊情况除外)。
2.1
order quantity: in March of 2012, Party A will place an order of 7000 PCS of HMC660, and Party B shall deliver the products prior to March 25, 2012. The order quantity of other months is based on the order notice from Party A with a minimum quantity of 1000PCS (excluding the sample, trial-production and special conditions affirmed by both parties.)

2.2	订单安排：乙方收到甲方外包通知单后立即安排备料/点料。确认齐料后在最短时间内安排生产，并按照甲方订单要求出货。因临时状况交期变动，乙方须提前与甲方协商并经甲方同意后方可更改交货期。
2.2
order arrangement: Party B shall immediately prepare materials and start producing in the shortest time when received the order notice from Party A and deliver the products in accordance with the requirement. Should the delivery date be changed due to interim conditions, Party B must negotiate with Party A in advance and change the delivery date after getting the consent from Party A.

2.3	订单出货：乙方加工的成品必须在出厂前做100%功能检验和外观检查，经甲方代表确认质量合格后，方可出货，并送达甲方指定的地址（默认为甲方公司深圳所在地）。
2.3
delivery of the order: the finished products processed by Party B must go through a full functional check and appearance inspection and can only be shipped and delivered to the specified address(Party A’s  company) after Party A’s representative has confirmed their quality.

3.0	货款结算
3.0	Payment settlement
3.1	加工单价：1500元/PCS；甲乙双方签署本协议视为同意本协议附件价格明细表。
3.1	unit price of processing: 1500RMB per PCS; the signing of this agreement is regarded as both parties has agreed to the price schedule attached hereto.

3.2	付款方式：甲方于2012年3月31日前预付人民币叁仟肆佰零叁万捌仟元整（RMB34,038,000.00）至2012年12月31日前支付剩余人民币肆仟零玖拾陆万贰仟元整（RMB40,962,000.00）。上述款项可于各付款期限前分期支付。
3.2
payment: Party A prepays 34,038,000.00 RMB before March 31, 2012 and pays the residual payment of 40,962,000.00 RMB prior to December 31, 2012.The above payments could be paid in installments before the payment deadline, respectively.

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4.0	责任与义务
4.0	Responsibilities and obligations
4.1	甲方的责任与义务
4.1	responsibilities and obligations of Party A
4.1.1	甲方提供产品技术资料、检验标准、原材料规格给乙方，并对乙方工程技术人员提供培训和生产技术支持。
4.1.1
Party A provides the technical information, inspection standards and raw material specifications of products to Party B and offers training and production technology support to the engineering technical personnel of Party B.

4.1.2	甲方可派驻厂人员，并依双方确认的出货标准，对乙方已检验合格的产品进行出货前检验。甲方驻厂人员有权就本合同规定的产品对乙方工厂进行质量监督保证，包括本合同产品的生产现场质量保证措施，各种检验、实验数据、变更履历等。
4.1.2
Party A has the right to have its staff to Party B’s factory to do the pre-shipment inspection for the products that have passed Party B’s examination in accordance with the shipping standard agreed by both parties. Party A’s staff has the right to do the quality supervision and assurance to the products under this agreement, including but not limited to the quality assurance measures on the production site, various tests, experimental data and change records of the contract products.

4.1.3	甲方应收集退回乙方出货使用的再回收包材。如损耗较大，甲方需承担损耗的包材费用。
4.1.3	It is Party A’s responsibility to collect the recycling package materials used for shipment and sent back to Party B. Party A should bear the package materials cost for sever loss caused by Party A.
4.1.4	在生产过程中需进行工程变更时，甲方须及时将工程变更文件发给乙方。乙方应按工程变更文件执行，并通知甲方工程变更执行情况及信息。
4.1.4
If any change is needed during production process, Party A should notify the changes in written to Party B timely. Party B should execute according to the changes and keep Party A updated with status and information of execution.

4.1.5	因订单更改或工程变更产生的呆滞物料，由甲方承担责任，乙方应尽最大努力进行挽救。
4.1.5	Surplus and waste materials caused by the changes are Party A’s liability ,but Party B should do its best to save them.
4.1.6	按电子行业标准，甲方应给予乙方0.3%的难修板报废率（铁板率）。甲方收到乙方退回的报费品后核算报废率，对低于0.3%的报废品免于扣款或处罚。
4.1.6
According to the standard of the electronics industry, Party A should pay Party B 0.3% of scrappage. After Party A checks the scrappage of the abandoned goods sent back from Party B, Party A could exempt those abandoned goods under the 0.3% scrappage from chargeback or punishment.

4.1.7	通用性生产制造设备由乙方提供。由于合同产品生产制造需要的专有设备、工具和软件投入由甲方自行采购并提供给乙方，其所有权属于甲方。
4.1.7
Party B should equiped with the commonly used manufacturing equipments. The proprietary equipments, tools and software investment required by the contracted products should be purchased and provided by Party A, and Party A has their ownership.

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4.2	乙方的责任与义务
4.2	responsibilities and obligations of Party B
4.2.1	乙方所代购材料和制程使用的耗材必须符合欧盟2002/95/EC (RoHS) 指令环保材料，并且提供SGS报告（环保认证书）。
4.2.1
Materials bought by Party B and consumables used in the process must comply with the European Union 2002/95/EC (RoHS) directive environmental protection materials and must be provided with SGS report(environmental certification).

4.2.2	乙方需协助分析并负责维修甲方的返修品，在甲方指定时间内完成并达到出货标准。如果是甲方或甲方客户责任的，乙方收取返修的物料成本费和人工费（返修费用总额的3%免费）。如果是乙方制程造成的，由乙方承担全部返修费用。乙方须在甲方指定时间内完成并达到出货检验标准。
4.2.2
Party B is responsible for analyze and maintain the reprocessed products, and should complete and reach the shipping standard within the time limit. If such repair was caused by Party A or its clients, Party A should pay the cost of the materials and labor cost for the reprocessing (Party A enjoys a 3% discount of total such cost). If such repair was caused Party B, then Party B will bear all the expenses.

4.2.3	乙方必须根据甲方BOM规格和供应商要求采购物料。对于物料规格或供货商变更的，乙方须提供样品和规格书给甲方确认。如果乙方未经甲方确认，直接使用新物料，经甲方确认属实的，乙方支付甲方每次壹万元（RMB10000）的罚金。
4.2.3
Party B must use the materials in accordance of Party A’s Bill of Material standard and the requirement for suppliers. For the change of material specification or suppliers, Party B must provide sample and specification for Party A to confirm. If Party B uses new materials directly without the confirmation from Party A, and it is true after Party A’s verification, Party B will pay a fine of RMB 10000 to Party A every time.

4.2.4	乙方应严格控制制程物料损耗。双方约定的物料损耗率为：A级物料为0，如有来料不良一对一更换；B级物料为0.3%；C级物料为0.5%。甲方向乙方供料时须计入物料损耗。（附件单独列出A级材料、B级材料、C级材料）。如订单分批生产时，损耗率另计。
4.2.4
Party B should strictly control the material loss in the manufacture procedure. The material loss rate agreed by the two parties is: 0 to level A material, and if the material is not good, it will be replaced one-to-one; 0.3% to level B material; 0.5% to level C material. Material loss should be included when Party A provides Party B with materials. (Attachments will list out the levels of A, B and C). If the orders are produced in batches, the loss rate will be counted separately.

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4.2.5	乙方应对已签收的甲方财产如：原材料、在制品、未出库产成品等安全负责，未经甲方代表签字不得挪用。乙方应每周向甲方反馈物料库存状况、来料检验报告等信息。
4.2.5
Party B should be responsible for the security of the received assets from Party A, like raw materials, articles being processed, products in the storage, etc and Party B can’t divert them without the signature of Party A’s representative. Party B should give Party A weekly feedback of the information about the material inventory condition and incoming material inspection reports, etc.

5.0	来料检验
5.0	Incoming material inspection
5.1	甲乙双方共同确定材料的检验标准。乙方对于甲方所提供的材料按双方协商的来料检验标准进行检验。若材料未达标，乙方有权拒收。
5.1
Party A and Party B will determine the inspection standards together. Party B will inspect the materials provided by Party A in accordance with the incoming material inspection standard determined by both parties. If the material doesn’t reach the standard, Party B has the right to reject.

5.2	甲方厂商供料乙方代收，由乙方进行来料AQL检验，检验合格后方可入库。针对不良料件，如需特采或挑选，甲方厂商无法及时处理的，乙方须经甲方或甲方厂商同意后协助处理，并收取工时费,按30RMB/H/人计算。由乙方代购的物料，乙方必须依据甲方提供的规格书和供应商进行采购，并按双方确定的检验标准执行来料检验。
5.2
Party B will collect the materials provided by Party A and do the incoming material AQL (Acceptable Quality Level) inspection. The materials can only be put in storage after passing the inspection. For some bad materials, if special selection is needed and Party A manufacturer can’t process in time, Party B should assist after Party A or Party A ‘s manufacturer and charge hourly fee of 30 RMB per person per hour. As for materials purchased by Party B, Party B must purchase in accordance the specification and suppliers provided by Party A and conduct the incoming material inspection comply with the inspection standard determined by both parties.

5.3	乙方在备料前必须确认材料100%合格。乙方代购物料上线后异常的，由乙方自行负责，甲方不承担责任。对于甲方提供物料，乙方依据抽样标准进行检验，出现的物料问题由甲方负责处理，所产生的返工或误工费用由甲方承担。
5.3
Party B must make sure the material he purchased is 100% qualified before putting it in the inventory. Materials purchased by Party B proves abnormal in the production line is Party B’s liability and Party A does not assume responsibility. For the materials provided by Party A, Party B will inspect in accordance with the sampling standard and Party A will be responsible for the material problems and bear the fee for rework or the delay of delivery.

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6.0	产权与保密
6.0	Property right and confidentiality
6.1	本合同产品所涉及的知识产权均为甲方所有。甲方保证委托乙方加工的产品未侵犯他人知识产权，由此引起的知识产权纠纷相关责任由甲方承担。
6.1
All the property rights involved in this contract is owned by Party A. Party A guarantees that the products entrusted Party B to manufacture are not in violation of other people’s intellectual property and Party A will be responsible for any intellectual property disputes arose from this.

6.2	未经甲方书面许可，乙方不得将本合同产品BOM、设计图纸、测试软件等甲方技术资料和公司信息，以任何形式透露给任何第三方。乙方应当采取适当保密措施，妥善保管所接收的甲方资料与信息。
6.2
Party B can’t expose or disclose the contracted products BOM, design paper, testing software or any other        Party A’s technical information and company’s information to any third party in any way without the written approval of Party A. Party B should take some appropriate measures to safekeep the received Party A’s materials and information properly.

6.3	本合同资料的保密期为签订本合同之日起两年。乙方或有关人员违反本协议的保密义务，乙方须承担相应责任，并赔偿甲方由此造成的损失。
6.3
The confidential period of this contract is two years from the date of the execution. Party B must bear relevant responsibility if Party B or its related personnel violates the confidentiality and should compensate for Party A’s losses as a result.

7.0	违约责任
7.0	Liabilities for breach of contract
7.1	因乙方原因造成物料报废和损耗超出合理制程损耗率，乙方须承担超出部分的费用。
7.1	If Party B cause the scrappage and loss of materials exceed the rational process loss rate, Party B will bear the cost of exceeding part.

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7.2	乙方需按合同日期或双方协议订单日期交货。因乙方原因不能按期交货，乙方应提前书面通知甲方，经甲方书面认可后方可免除责任。否则，乙方逾期交货超过三个工作日，乙方应以每日按订单总额的1%/天向甲方支付违约金。如甲方客供材料交期或材料品质不良，影响乙方产能与品质，甲方需按30RMB/小时*总人力*正常产能=异常总费用支付乙方。
7.2
Party B must deliver the products in accordance with the contract date or transaction date agreed by both parties. If Party B can’t deliver products on schedule because of its own reason, Party B should give written notice to Party A in advance and can be exempted from liabilities after Party A’s written approval. Or else, if Party B exceeds the delivery date by three workdays, Party B must pay the liquidated damages 1% of the total order value per day. If the materials provided by Party A have a bad delivery time or material quality that affects the capacity and products’ quality of Party B, Party A must pay Party B the total abnormal cost equal to 30 RMB per hour multiply by the total manpower multiply by the normal capacity.

7.3	乙方代加工制造的成品，甲方按AQL或全检测进行检验。依甲方订单所给标准验收﹐如有不符合验收标准甲方可予拒收,未符合验收标准之不良品乙方应于甲方指定期限内负责整修至合格并再交甲方验收。
7.3
Party A will inspect the finished products processed by Party B according to AQL or the whole testing. Party A has the right to object to accept the products not complying with the standards. The products not complying with the standards should be repaired or reproduced within time limit and then subject to Party A’s inspection again.

7.4	若任意一方违反本合同的保密义务，造成他方秘密信息泄露，则应当承担相应的法律责任，并赔偿由此给其他方造成的相应经济损失。
7.4
If any party violates the confidentiality of this contract, and cause the information of the other party disclosed in an inappropriate way, the default party will bear the relevant legal liability and make compensation for the related economic losses to the other party.

8.0	争议处理
8.0
treatments of disputes

甲乙双方因履行本合同发生争议，应首先协商解决。协商无法解决的，任何一方均有权向深圳仲裁委员会申请仲裁解决。
If disputes arose in the implementation of this contract, both parties should go through negotiated settlement first. If the negotiated settlement can’t solve the dispute, either party has the right to bring the issue to Shenzhen Arbitration Commission for arbitration.

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9.0	其他
9.0
other information

本合同一式两份，甲乙双方各执一份。自双方签字盖章后生效。甲乙双方协商一致可签署补充协议对本协议进行补充或更改。
This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party

甲方名称：深圳市网合科技股份有限公司	乙方名称：深圳市特辉龙电子产品研发中心
Party A: Shenzhen Wonher Technology Co., Ltd	Party B: Shenzhen Tehuilong Electronic Product R&D center

授权代表： Nanfang Tone	授权代表： Yuehui Zhou
Authorized representative:	Authorized representative:

签署日期： Feburary 28,2012	签署日期： Feburary 28,2012
Date of signature:	Date of signature:

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